FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, S.C.  20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2010

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached is Exhibit 99.1, AZZ incorporated's Press Release reporting the Company's unaudited earnings and other selected financial information for the three month period ended May 31, 2010, dated June 25, 2010.

ITEM 8.01 OTHER EVENTS

Attached is Exhibit 99.2, Unaudited Financial and Other Statistical Information, for the three month period ended May 31, 2010 and Guidance for Fiscal Year 2011, which compiles AZZ incorporated’s unaudited financial and other statistical information for the three month period ended May 31, 2010 and provides forward looking guidance for the fiscal year ending February 28, 2011.  The guidance for the fiscal year to end February 28, 2011, consists of either a projected range or management’s estimate of most likely results.  These projections involve risk and uncertainties, the outcome of which cannot be foreseen at this time and, therefore, actual results will vary from these forecasts.  We undertake no obligation to affirm, publicly or revise any forward-looking statements, whether as a result of information, future events or otherwise.

ITEM 9.01 EXHIBITS

The following exhibits are filed as part of this report.

Exhibit 99.1	AZZ incorporated's Press Release reporting the Company's unaudited earnings and other selected financial information for the three month period ended May 31, 2010, dated June 25, 2010

Exhibit 99.2	Unaudited Financial and Other Statistical Information for the three month period ended May 31, 2010, and Guidance for Fiscal Year 2011

FORWARD LOOKING STATEMENTS

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects, “ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. In addition, certain factors could affect the outcome of the matters described herein. This Quarterly Report on Form 10-Q may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov.

In addition, certain factors regarding AZZ’s proposed acquisition of North American Galvanizing & Coatings, Inc. (“NGA”) could affect the outcome of the matters described herein, including, but not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and among AZZ, Big Kettle Merger Sub, Inc. and NGA, dated as of March 31, 2010 (the “Merger Agreement”), (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (3) risks that the proposed transaction disrupts current plans and operations, (4) the costs, fees and expenses related to the transaction, (5) changes in customer demand and response to products and services offered by NGA, including demand by the hot dip galvanizing markets, and (6) changes in the economic conditions of the various markets that NGA serves.

You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
DATE: 6/25/2010	By: /s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer